UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2009
H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51759	81-0553291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Mead Road, Suite 200,
Baton Rouge, Louisiana	70816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(225) 298-5200
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)  On June 1, 2009, the Compensation Committee of the Board of Directors of H&E Equipment Services, Inc. (the “Company”) granted restricted stock awards to the following named executive officers in connection with other awards granted to certain employees under the Company’s 2006 Stock-Based Incentive Compensation Plan:

Name	Title	Number of Shares
John M. Engquist	President & Chief Executive Officer	45,317
Bradley W. Barber	Executive Vice President and Chief Operating Officer	10,763
Leslie S. Magee	Chief Financial Officer & Secretary	9,328
John D. Jones	Vice President, Product Support	4,532
William W. Fox	Vice President, Cranes & Earthmoving	2,644
The fair value of each of the restricted awards is $6.62 per share, the closing price of the Company’s common stock as reported on the NASDAQ Global market on the date of grant. Each of the restricted stock awards vests over three years in one-third increments (rounded to the nearest whole share) on the anniversary date of the grant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

June 3, 2009	By: /s/ Leslie S. Magee

Name: Leslie S. Magee Title: Chief Financial Officer and Secretary